EXHIBIT 10.6

[LOGO] AEGON
       INSURANCE GROUP


                                    GUARANTY

This GUARANTY (the "Guaranty"), dated as of April 26, 2001, is executed by AEGON N.V., a company duly organized and validly existing under the laws of The Netherlands ("Guarantor") in favor of (i) BANK OF AMERICA, N.A., a national banking association, as administrative agent for itself and the other banks who are now or may hereafter become party to the Short Term Revolving Credit Agreement and the Long Term Revolving Credit Agreement (each as hereinafter defined) or party to either such agreement (in such capacity as the administrative agent for both the Short Term Revolving Credit Agreement and the Long Term Revolving Credit Agreement, the "Administrative Agent" and the banks who are now or may hereafter become a party to either the Short Term Revolving Credit Agreement or the Long Term Revolving Credit Agreement, herein the "Banks") and (ii) the Banks.

                                    Recitals

Transamerica Finance Corporation, a Delaware corporation ("Borrower"), as borrower, the banks named therein, Banc of America Securities LLC, as lead arranger and book manager, and BANK OF AMERICA, N.A., as agent are, concurrently herewith, entering into that certain Revolving Credit Agreement dated as of April 26, 2001 (as the same may hereafter be amended, the "Short Term Revolving Credit Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Short Term Revolving Credit Agreement.

Transamerica Corporation, a Delaware corporation and Borrower, together as the borrowers, the banks named therein, the Chase Manhattan Bank as documentation agent and Bank of America National Trust and Savings Association (now known as Bank of America, N.A.), are parties to that certain Revolving Credit Agreement dated as of June 27, 1997 (as the "Agreement") (the Long Term Revolving Credit Agreement together with the Short Term Revolving Credit Agreement are herein referred to as the "Credit Agreements").

The execution and delivery of this Guaranty is a condition to Bank of America, N.A., individually and as agent, and the other Banks that are or are to be parties to the Short Term Revolving Credit Agreement, extending credit to the Borrower under the terms of the Short Term Credit Agreement. Borrower has requested that Guarantor issue this Guaranty.

         Now this Guaranty witnesses and it is hereby declared as follows:

1. The Guarantor, a corporation duly incorporated under the laws of The Netherlands, hereby unconditionally and irrevocably guaranties to the Administrative Agent, for the benefit of itself and the Banks, he prompt and punctual payment (and not merely the collection) of the Guaranteed Indebtedness, when and as the same shall become due and payable. The term "Guaranteed Indebtedness", as used herein, means all obligations, indebtedness, and liabilities of Borrower to: (i) the Administrative Agent and/or any Bank arising under the Long Term Revolving Credit Agreement and the Notes (as defined in the Long Term Revolving Credit Agreement) and (ii) the Administrative Agent and/or Bank arising under the Short Term
     Revolving Credit Agreement and the Notes (as defined in the Short Term Revolving Credit Agreement), whether any of such obligations, indebtedness, and liabilities now existing or hereafter arising, whether fixed, contingent, liquidated, or unliquidated. The term "Guaranteed Indebtedness": (i) includes, without limitation, all post-petition interest, fees, costs, and expenses (including attorneys' fees and expenses) whether or not allowed under any bankruptcy, insolvency, or other similar law and (iii) excludes the Excluded Amounts, as defined in paragraph 3 below.

2. The liability of the Guarantor under this Guaranty shall be unconditional and irrevocable for the duration of this Guaranty, as hereinafter set forth, irrespective of (i) any lack of validity or enforceability of the Guaranteed Indebtedness, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Indebtedness, (iii) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Indebtedness or any Bank's rights with respect thereto, and (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or the Guarantor.

3. This Guaranty shall continue in full force and effect until the indefeasible payment of all principal, premium and interest and all other monies payable in respect of Guaranteed Indebtedness: provided that (a) if the Guarantor provides the Administrative Agent written notice at the address below in the manner described in Section 10.1 of the Short Term Revolving Credit Agreement that the Borrower is no longer an affiliated company of Guarantor, then on the date that is five (5) Business Days after the date the Administrative Agent receives such notice (the Expiration Date"), the Guarantor's obligations hereunder shall terminate and be of no force or effect with respect to any amounts owed by the Borrower in respect of principal advanced after the Expiration Date and (b) this Guaranty shall not extend to any amount owed by the Borrower in respect of any principal advanced under a Credit Agreement if such principal is advanced after the "Termination Date" defined and determined in accordance with such Credit Agreement as the same may be extend thereunder (any such amounts which are not guaranteed hereunder pursuant to the forgoing clauses (a) and (b) are herein the "Excluded Amounts"). Any termination of this Guaranty under the forgoing clause (a) and the limitation on the amounts guaranteed hereby set forth in the forgoing clause (b) shall not affect the rights of the Administrative Agent or any Bank with respect to all other Guaranteed Indebtedness. The notice of termination delivered under this paragraph 3 shall be delivered to the Administrative Agent and Bank of America, N.A., 901 Main Street, 6611 Floor, Dallas, TX 75202, Attention: Elizabeth Kurilecz, Phone: (214) 209-0975 and Fax: (214) 209-0604 and shall not be deem to be received on a day unless such notice is received by 8:00 A.M., San Francisco California time on a Business Day and if such notice is received after such time, it shall be deemed to be received on the next Business Day.

4. This Guaranty is unsecured and unsubordinated and ranks pari passu with all unsecured and unsubordinated indebtedness of the Guarantor other than obligations that by mandatory operation of law would be given priority in a dissolution of the Guarantor.

5. The Guarantor hereby waives (i) demand, notice and presentment, promptness, diligence, notice of acceptance and all other notice, marshalling of assets and set-off, together with any defense by reason of extension of time for payment or other indulgence granted by the Administrative Agent or any Bank, or any other defense or matter whatsoever which would otherwise release the Guarantor, and (ii) any requirement that Administrative Agent or any Bank exhaust any right or take any action against the Borrower or any collateral security before proceeding against the Guarantor. The Guarantor will not exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until all of the Guaranteed Indebtedness and all of the obligations under this Guaranty shall have been paid in full. The Guarantor agrees that, if at any time all or any part of any payment under this Guaranty is or must be rescinded or returned by Administrative Agent or any Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor), then such amount shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be outstanding, notwithstanding such payment hereunder to the Administrative Agent of any Bank, as the case may be, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such amount, all as though such application had not been made.

6. In the event of default by Borrower in payment of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly, on demand, pay the amount due thereon to the Administrative Agent. In the event that amounts received by the Administrative Agent on account of the Guarantor's obligations hereunder are not sufficient to pay in full in cash all of the Guaranteed Indebtedness, the amounts received by the Administrative Agent shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent under the Credit Agreements and then to al other unpaid or unreimbursed Guaranteed Indebtedness (including reasonable attorneys' fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent and as the agent under each Credit Agreement only. Any amount remaining after the applications described in the preceding sentence shall be distributed to the Banks on a pro rata basis, calculated based on the principal amount of the Guaranteed Indebtedness owing to each in relation to amount of all of the Guaranteed Indebtedness. If at any time payment, in whole or in part, of any amount received and distributed hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Bank receiving any portion of such amounts, by accepting the benefits of this Guaranty, agrees to return the portion of such amounts it has received to the Administrative Agent, on demand. The Administrative Agent is acting as agent hereunder under the terms of the agency provisions of each of the Credit Agreements and shall be entitled to the benefits and protections provided for under such provisions in connection with its role as the Administrative Agent hereunder.

7. Any payments to the Administrative Agent from time to time with respect to this Guaranty shall be in United States dollars and shall be payable free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed in The Netherlands or in any other jurisdiction from which such payments are made or any territory or political subdivision thereof, unless such deduction or withholding is required by law ("Foreign Taxes"). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent, the Guarantor agrees to pay such additional amounts to the Administrative Agent (the "Additional Amounts") as may be necessary to ensure that the net amount actually received by the Administrative Agent, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Administrative Agent would have received if no Foreign Taxes had been deducted or withheld from such payment; provided, however, that no Additional Amounts shall be so payable for or on account of: (i) any Foreign Taxes which would not have been imposed but for the fact that any
     Bank: (A) had a
     present or former business in connection with The Netherlands or any other jurisdiction from which payments are made, or any territory or political subdivision thereof (a "Foreign Jurisdiction") other than the mere ownership of, or receipt of payment under, the Notes; (B) presented such Notes for payment in any Foreign Jurisdiction unless such Notes could not have been presented for payment elsewhere; (C) presented a Note for payment more than fifteen (15) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (D) did not provide to the Borrower correct or sufficient information to avoid any withholding of taxes; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or (iii) any Foreign Taxes which are payable otherwise than by withholding or deduction.

8. To the extent that the Guarantor or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or other similar grounds, from any legal action, suit or proceeding in connection with or arising out of this Guaranty, from the giving of any relief thereunder, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, the Guarantor hereby irrevocably and unconditionally waives, and agrees for the benefit of the Administrative Agent and each Bank, not to plead or claim any such immunity, and consents to such relief and enforcement.

9. This Guaranty embodies the final, entire agreement of Guarantor, Administrative Agent, and the Banks with respect to Guarantor's guaranty of the Guaranteed Indebtedness.

10. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, U.S.A. (without regard to the conflicts of laws provisions thereof other than Section 5 - 1401 of New York's General Obligations Laws), except with respect to authorization and execution by or on behalf of the Guarantor which are required to be governed by the laws of The Netherlands. The Guarantor agrees that any legal action, suit or proceeding against it arising out of or related to this Guaranty may be brought in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforementioned courts, in personam, generally and unconditionally, with respect to any suit, action or proceeding in connection with or arising out of this Guaranty for itself and its respective properties, assets and revenues. To the fullest extent permitted by applicable law, Guarantor hereby irrevocably and expressly waives all right to a trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Guaranty or the transactions contemplated hereby or the actions of Administrative Agent or any Bank in the negotiation, administration, or enforcement thereof. The Guarantor agrees that a final unappealable judgment in any action or proceeding arising out of or relating to this Guaranty shall be conclusive and may be enforced in any other jurisdiction otherwise having jurisdiction over the Guarantor by suit on the judgment or in any other manner provided by law.

11. If any claim arising under or related to this Guaranty is reduced to a judgment in a currency other than the currency in which the Guaranteed Indebtedness is payable, the judgment shall be for the greater of (i) the equivalent in the currency in which the judgment is denominated of the amount of the claim as denominated in the currency in which the Guaranteed Indebtedness is payable, determined as of the date or dates the portion of the Guaranteed Indebtedness related to such claim arose or was incurred by the Borrower or (ii) such equivalent in the currency in which the judgment is denominated determined as of the date of judgment. The equivalent amount of the foreign judgment currency shall be calculated at the spot rate for the purchase of that currency with the currency in which the Guaranteed Indebtedness is payable quoted by the Administrative Agent in New York, New York, at approximately 8:00 A.M. on the date for determination specified above.

12. Guarantor shall indemnify the Administrative Agent and the Banks against and hold the Administrative Agent and the Banks harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by Guarantor. This indemnity shall constitute an obligation separate and independent from the Guaranteed Indebtedness, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent or any Bank from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of any amount due hereunder or under any judgment or order.

13. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, acting at the direction of the required number of Banks prescribed by the Short Term Revolving Credit Agreement or if the Short Term Revolving Credit Agreement is no longer in effect, the required number of Banks prescribed by the Long Term Revolving Credit Agreement.

14. This Guaranty is for the benefit of Administrative Agent, the Banks, and their successors and assigns.

15. The Guarantor hereby consents to accept service of process at the office of LeBoeuf, Lamb, Greene & MacRae, Attention: Donald Henderson, located at 125 West 55 th Street, New York, New York 10019 and acknowledges that process may be served in any suit or proceeding instituted in any Federal or State court located in the Borough of Manhattan arising out of or relating to this Guaranty, in accordance with legal procedures prescribed for such courts, provided that in the case of such service of process upon the process agent, the party effecting the service shall also deliver a copy thereof to Guarantor via overnight courier service to the attention of Group Treasury at AEGON N.V., Mariahoeveplein 50, 2591 TV, The Hague, The Netherlands. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Bank to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

The Hague, April 26, 2001

                                        AEGON N.V.


                                        By: /s/ J.B.M. Streppel
                                            ---------------------------------
                                            J.B.M. Streppel
                                            MEMBER EXECUTIVE BOARD